March 3, 2003
Telkom SA Limited
Telkom Towers North
152 Proes Street
PRETORIA
0001
Dear Sirs
REGISTRATION STATEMENT TO BE ISSUED IN RESPECT OF TELKOM SA
LIMITED
We hereby consent to the use in this Registration Statement on Form F-1 of TELKOM SA
Limited of our report dated June 11, 2002, except for Note 44 for which the date is
October 15, 2002, relating to the financial statements of Vodacom Group (Proprietary)
Limited which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.
PricewaterhouseCoopers Inc.
Deloitte & Touche
Registered Accountants and Auditors
Registered Accountants and Auditors
Chartered Accountants (SA)
Chartered Accountants (SA)
Pretoria,
Pretoria,
March 3, 2003
March 3, 2003
C I Dey Director  Managing Pretoria Office
A E Swiegers  Senior Partner Pretoria Office
The company principal place of business is at 2 Eglin Road, Sunninghill, where a list of the
The company principal place of business is at 20 Woodlands Drive, Woodmead, where a list of the directors' names is available.
partners' names is available.
Joint Auditors / Gesamentlike Ouditeure
Menlo Park 0102
Tel: +27 (12) 429 0000
Fax: +27 (12) 429 0100
Chartered Accountants (SA)